FOR IMMEDIATE RELEASE	CONTACTS: Mike McMahon
Redwood Trust, Inc.	(415) 384-3805
Wednesday, August 6, 2008
Martin S. Hughes
(415) 389-7373

REDWOOD TRUST REPORTS SECOND QUARTER 2008 RESULTS

MILL VALLEY, CA - August 6, 2008 - Redwood Trust, Inc. (NYSE: RWT) today reported a GAAP net loss for the second quarter of 2008 of $46 million, or a loss of $1.40 per share. This GAAP loss included $60 million, or $1.84 per share, of net negative mark-to-market (MTM) adjustments. This compares to a net loss of $5.28 per share for the first quarter of 2008, which reflected negative MTM adjustments of $5.96 per share and to net income of $0.41 per share for the second quarter of 2007, which reflected negative MTM of $1.04 per share.

Taxable income for the second quarter was $4 million, or $0.11 per share. This taxable income incorporated charges related to credit losses of $30 million, or $0.91 per share. This compares to taxable income of $26 million, or $0.79 per share, for the first quarter of 2008 and taxable income of $46 million, or $1.66 per share, for the second quarter of 2007.

During the quarter, Redwood’s investments generated $52 million of cash flow in excess of operating and interest costs. Redwood invested $152 million in new assets in the second quarter, including $147 million of residential investment-grade securities.

“Given the current state of turmoil in the mortgage credit markets, our acquisition activity during the quarter was focused on attractive, yet safe, investments,” said Brett Nicholas, Redwood’s Chief Investment Officer. “These investments have significant credit-enhancement to protect against credit loss and to provide a greater certainty of the range of expected cash flows.”

The accounting concepts and disclosures relating to our financial statements are complex. Today, we also released our “Redwood Review” covering the second quarter of 2008. The Redwood Review contains a more detailed discussion of our business performance and outlook. The Redwood Review is available on our website at www.redwoodtrust.com.

Additional information on our GAAP results is available in our Quarterly Report on Form 10-Q for the three months ended June 30, 2008 which we filed today with the Securities and Exchange Commission.  The Form 10-Q is available on our website at www.redwoodtrust.com. We strongly recommend reading the Redwood Review and 10-Q in conjunction with this press release.

CAUTIONARY STATEMENT: This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2007 under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-K, 10-Q, and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Important factors, among others, that may affect our actual results include: changes in interest rates; changes in prepayment rates; general economic conditions, particularly as they affect the price of earning assets and the credit status of borrowers; legislative and regulatory actions affecting the mortgage industry; the availability of high quality assets for purchase at attractive prices; declines in home prices; increases in mortgage payment delinquencies; changes in the level of liquidity in the capital markets which may adversely affect our ability to finance our real estate asset portfolio; changes in liquidity in the market for real estate securities, the re-pricing of credit risk in the capital markets, rating agency downgrades of securities and increases in the supply of real estate securities available for sale, each of which may adversely affect the values of securities we own; the extent of changes in the values of securities we own and the impact of adjustments reflecting those changes on our income statement and balance sheet, including our stockholders’ equity; our ability to maintain the positive stockholders’ equity necessary to enable us to pay the dividends required to maintain our status as a real estate investment trust for tax purposes; and other factors not presently identified.

REDWOOD TRUST, INC.

Consolidated Income Statement	Second	First	Fourth	Third	Second
($ in millions, except share data)	Quarter	Quarter	Quarter	Quarter	Quarter
	2008	2008	2007	2007	2007

Interest income	$127	$167	$202	$219	$220
Interest expense	(98)	(127)	(153)	(165)	(166)
Net interest income before market valuation adjustments	29	40	49	54	54
Market valuation adjustments, net	(60)	(194)	(1,119)	(103)	(30)
Net interest income	(31)	(154)	(1,070)	(49)	24

Operating expenses	(15)	(15)	(15)	(12)	(13)
Severance expense	-	-	(1)	-	-
Realized gains on sales and calls, net	3	-	7	2	3
Minority interest allocation	(2)	(1)	-	-	-
Credit (provision) for income taxes	(1)	(2)	2	(2)	(3)
GAAP net (loss) income	$(46)	$(172)	$(1,077)	$(61)	$11

Average diluted shares (thousands)	32,871	32,511	29,531	27,892	28,165
GAAP earnings per share (diluted)	$(1.40)	$(5.28)	$(36.49)	$(2.18)	$0.41

Regular dividends declared per common share	$0.75	$0.75	$0.75	$0.75	$0.75
Special dividends declared per common share	-	-	2.00	-	-
Total dividends declared per common share	$0.75	$0.75	$2.75	$0.75	$0.75

Please note that we no longer highlight core earnings as recent accounting changes incorporating mark-to-market values have rendered current results under that calculation that are not consistent across our asset classes and are not comparable to prior core earnings results. Consequently, core earnings are no longer particularly useful in our view.

REDWOOD TRUST, INC.

Consolidated Income Statement	Six Months Ended
($ in millions, except share data)	June 30, 2008
	2008	2007

Interest income	$294	$435
Interest expense	(225)	(334)
Net interest income before market valuation adjectments	69	101
Market valuation adjustments, net	(254)	(40)
Net interest income	(185)	61

Operating expenses	(30)	(28)
Severance expense	-	(2)
Realized gains on sales and calls, net	3	4
Minority interest allocation	(3)	-
Provision for income taxes	(3)	(5)
GAAP net (loss) income	$(218)	$30

Average diluted shares (thousands)	32,691	27,918
GAAP earnings per share (diluted)	$(6.65)	$1.06

Regular dividends declared per common share	$1.50	$1.50
Special dividends declared per common share	-	-
Total dividends declared per common share	$1.50	$1.50

REDWOOD TRUST, INC.

Consolidated Balance Sheet	30-Jun	31-Mar	1-Jan (1)	31-Dec	30-Sep	30-Jun
($ in millions, except share data)	2008	2008	2008	2007	2007	2007

Real estate loans	$6,377	$6,775	$7,204	$7,204	$7,656	$8,377
Real estate securities, at fair value:
Trading securities	841	952	1,805	12	25	34
Available-for-sale securities	400	242	317	2,110	2,926	3,726
Other investments	79	79	79	79	80	80
Cash and cash equivalents	148	257	290	290	310	83
Other assets	201	241	223	244	286	381
Total consolidated assets	$8,046	$8,546	$9,918	$9,939	$11,283	$12,681

Short-term debt - Redwood	$9	$2	$8	$8	$39	$849
Asset-backed securities issued - Sequoia	6,175	6,544	6,946	6,946	7,382	7,243
Asset-backed securities issued - Acacia(2)	935	1,046	1,893	3,383	3,421	3,432
Other liabilities	166	211	170	170	142	131
Long-term debt - Redwood	150	150	150	150	150	150
Minority interest	47	8	-	-	-	-
Stockholders’ equity (deficit)	564	585	751	(718)	149	876
Total liabilities and stockholders' equity	$8,046	$8,546	$9,918	$9,939	$11,283	$12,681

Shares outstanding at period end (thousands)	33,184	32,710	32,385	32,385	27,986	27,816
GAAP book value per share	$17.00	$17.89	$23.18	$(22.18)	$5.32	$31.50

(1)	We adopted the fair value option under FAS 159 (FVO) for assets and liabilities of Acacia and certain other assets effective January 1, 2008.

(2)	Prior to 2008, ABS issued by Acacia were accounted for at cost.

REDWOOD TRUST, INC.

Consolidating Income Statement
Three Months Ended June 30, 2008
($ in millions)		Opportunity			Intercompany	Redwood
	Redwood	Fund	Sequoia	Acacia	Adjustments	Consolidated

Interest income	$20	$1	$72	$40	$(2)	$131
Net discount (premium) amortization	5	1	(10)	-	-	(4)
Total interest income	25	2	62	40	(2)	127
Management fees	1	-	-	-	-	1
Interest expense	(2)	-	(67)	(32)	2	(99)
Net interest income before market valuation adjustments	$24	$2	$(5)	$8	$-	$29
Market valuation adjustments, net	(31)	-	(1)	(28)	-	(60)
Net interest (loss) income	(7)	2	(6)	(20)	-	(31)
Operating expenses	(15)	-	-	-	-	(15)
Realized gains on sales and calls, net	1	2	-	-	-	3
Income from Opportunity Fund	2	-	-	-	(2)	-
Loss from Sequoia	(6)	-	-	-	6	-
Loss from Acacia	(20)	-	-	-	20	-
Minority interest allocation	-	(2)	-	-	-	(2)
Provision for income taxes	(1)	-	-	-	-	(1)
Net (Loss) Income	$(46)	$2	$(6)	$(20)	$24	$(46)

REDWOOD TRUST, INC.

Consolidating Income Statement
Six Months Ended June 30, 2008
($ in millions)		Opportunity			Intercompany	Redwood
	Redwood	Fund	Sequoia	Acacia	Adjustments	Consolidated
Interest income	$42	$2	$166	$87	$(4)	$293
Net discount (premium) amortization	16	2	(17)	-	-	1
Total interest income	58	4	149	87	(4)	294
Management fees	3	-	-	-	-	3
Interest expense	(5)	-	(150)	(77)	4	(228)
Net interest income before market valution adjustments	$56	$4	$(1)	$10	$-	$69
Market valuation adjustments, net	(198)	-	(1)	(55)	-	(254)
Net interest (loss) income	(142)	4	(2)	(45)	-	(185)
Operating expenses	(30)	-	-	-	-	(30)
Realized gains on sales and calls, net	1	2	-	-	-	3
Income from Opportunity Fund	3	-	-	-	(3)	-
Loss from Sequoia	(2)	-	-	-	2	-
Loss from Acacia	(45)	-	-	-	45	-
Minority interest allocation	-	(3)	-	-	-	(3)
Provision for income taxes	(3)	-	-	-	-	(3)
Net (Loss) Income	$(218)	$3	$(2)	$(45)	$44	$(218)

REDWOOD TRUST, INC.

Consolidating Balance Sheet
June 30, 2008
($ in millions)		Opportunity			Intercompany	Redwood
	Redwood	Fund	Sequoia	Acacia	Adjustments	Consolidated
Real estate loans	$4	$-	$6,354	$19	$-	$6,377
Real estate securities, at fair value:
Trading securities	19	-	-	822	-	841
Available-for-sale securities	334	66	-	84	(84)	400
Other investments	-	-	-	79	-	79
Cash and cash equivalents	148	-	-	-	-	148
Total earning assets	505	66	6,354	1,004	(84)	7,845
Investment in Opportunity Fund	47	-	-	-	(47)	-
Investment in Sequoia	140	-	-	-	(140)	-
Investment in Acacia	41	-	-	-	(41)	-
Restricted cash	2	29	-	72	-	103
Other assets	24	-	60	14	-	98
Total Assets	$759	$95	$6,414	$1,090	$(312)	$8,046

Short-term debt - Redwood	$9	$-	$-	$-	$-	$9
Asset-backed securities issued - Sequoia	-	-	6,259	-	(84)	6,175
Asset-backed securities issued - Acacia	-	-	-	935	-	935
Other liabilities	36	1	15	114	-	166
Long-term debt - Redwood	150	-	-	-	-	150
Total liabilities	195	1	6,274	1,049	(84)	7,435
Minority interest	-	47	-	-	-	47
Total stockholders’ equity	564	47	140	41	(228)	564
Total Liabilities and Stockholders’ Equity	$759	$95	$6,414	$1,090	$(312)	$8,046

REDWOOD TRUST, INC.

Taxable Income & GAAP (Loss) Income Differences	Second	First	Fourth	Third	Second
($ in millions, except share data)	Quarter	Quarter	Quarter	Quarter	Quarter
	2008	2008	2007	2007	2007

GAAP net (loss) income	$(46)	$(172)	$(1,077)	$(61)	$11
Difference in taxable income calculations
Amortization and credit losses	(7)	6	(15)	10	10
Operating expenses	1	2	9	(2)	(3)
Gross realized gains on calls and sales	(6)	(5)	(5)	(3)	(3)
Market valuation adjustments, net	61	194	1,119	103	29
Provision (credit) for income taxes	1	1	(2)	2	2
Total differences in GAAP and taxable income	50	198	1,106	110	35

Taxable income	$4	$26	$29	$49	$46

Total taxable income per share	$0.11	$0.79	$0.91	$1.74	$1.66

REDWOOD TRUST, INC.

Taxable Income & GAAP (Loss) Income Differences	Six Months Ended
($ in millions, except share data)	June 30, 2008
	2008	2007

GAAP net (loss) income	$(218)	$30
Difference in taxable income calculations
Amortization and credit losses	(1)	21
Operating expenses	2	(5)
Gross realized gains on calls and sales	(11)	(3)
Market valuation adjustments, net	254	40
Provision for income taxes	3	3
Total differences in GAAP and taxable income	247	56

Taxable income	$29	$86

Total taxable income per share	$0.90	$3.14